UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2009 (October 26, 2009)

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Second Lien Senior Secured Notes

On October 26, 2009, the Mohegan Tribal Gaming Authority (the “Authority”) issued $200 million aggregate principal amount of 111 /2% Second Lien Senior Secured Notes due 2017 pursuant to an indenture, dated as of October 26, 2009 (the “Indenture”), by and among the Authority, the Mohegan Tribe of Indians of Connecticut (the “Tribe”), the guarantor subsidiaries named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The notes bear fixed interest payable at a rate of 11 1/2% per annum and mature on November 1, 2017. Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year after the date of issuance of the notes, commencing May 1, 2010. The notes are fully guaranteed, jointly and severally, on a second lien senior secured basis by each of the Guarantors.

The notes were issued in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Authority may redeem the notes, in whole or in part, at any time prior to November 1, 2013 at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest, if any. Commencing on November 1, 2013, the Authority may redeem the notes, in whole or in part, at any time at a premium decreasing ratably to zero, plus accrued and unpaid interest. If a change of control occurs, the Authority must offer to repurchase the notes at 101% of the principal amount, plus accrued and unpaid interest. Additionally, if the Authority undertakes specific kinds of asset sales or suffers events of loss, and the Authority does not use sale or insurance proceeds for specified purposes, the Authority may be required to offer to repurchase the notes at 100% of the principal amount, plus accrued and unpaid interest. The Authority may also at any time redeem a holder’s notes or require a holder to dispose of the notes if (i) any gaming regulatory authority requires such holder to be licensed or otherwise qualified under applicable gaming laws in order for the Authority to maintain any of its gaming licenses or franchises and (ii) the holder does not obtain such license or qualification within the required time periods.

The notes and the guarantees thereof are the Authority’s and the Guarantors’ second lien senior secured obligations and:

•

rank equally in right of payment with all of the Authority’s and the Guarantors’ existing and future senior indebtedness and with the senior portion of the then due and owing payment obligations under the Authority’s relinquishment agreement with Trading Cove Associates, but, to the extent of the value of the collateral, rank effectively senior to all of the Authority’s unsecured senior indebtedness, including its 6 1/8% Senior Notes due 2013 and payment obligations under the relinquishment agreement;

•

rank senior to all of the Authority’s and the Guarantors’ existing and future subordinated indebtedness, including the 8 3/8% Senior Subordinated Notes due 2011, the 8% Senior Subordinated Notes due 2012, the 7 1/8% Senior Subordinated Notes due 2014 and the 6 7/8% Senior Subordinated Notes due 2015; and

•	are effectively subordinated to all of the Authority’s first lien secured debt, including the borrowings under the Authority’s bank credit facility, to the extent of the collateral securing such debt.

The notes and the guarantees of the notes are secured by second lien security interests in substantially all of the Authority’s property and assets and that of the Guarantors. These liens are junior in priority to the liens on the same collateral securing the Authority’s bank credit facility (and permitted replacements thereof) and to all other permitted prior liens, including liens securing certain hedging obligations. The collateral securing the notes constitutes substantially all of the Authority’s and the Guarantors’ property and assets that secure the bank credit facility, which excludes certain excluded assets (the “Collateral”).

The Indenture contains covenants limiting the Authority’s and most or all of the Guarantors’ ability to, among other things: incur additional debt; pay dividends or distributions; make certain investments; create liens on assets; enter into transactions with affiliates; merge or consolidate with another company; transfer and sell assets; and impair the assets constituting Collateral. These covenants are subject to a number of important limitations and exceptions.

Events of default under the Indenture are customary for agreements of this type, and include failure to make required payments, failure to comply with certain agreements or covenants, failure to pay certain other indebtedness and certain events of bankruptcy and insolvency and certain judgment defaults, the occurrence of which would permit or require the principal of and accrued interest on the notes to become or to be declared due and payable.

The foregoing description of the notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, a copy of which will be filed as an exhibit to the Authority’s next applicable periodic report. A copy of the Authority’s press release, dated October 26, 2009, relating to the closing of the notes issuance is attached hereto as Exhibit 99.1.

Intercreditor Agreement

In connection with the execution and delivery of the Indenture and the issuance of the notes, the Authority, the Guarantors, Bank of America, N.A., as administrative agent for the first lien secured parties (the “First Lien Administrative Agent”), U.S. Bank National Association, as trustee under the Indenture and U.S. Bank National Association, as collateral agent for the second lien secured parties (the “Second Lien Collateral Agent”), entered into a Collateral Agency and Intercreditor Agreement, dated as of October 26, 2009 (the “Intercreditor Agreement”). The Intercreditor Agreement establishes the relative lien priorities and rights of the lenders under the Authority’s bank credit facility, the holders of the notes and certain other matters relating to the administration of security interests. The Intercreditor Agreement provides, among other things, that prior to the discharge of the obligations under the bank credit facility, the First Lien Administrative Agent will determine the time and method by which the security interests in the Authority’s Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the security documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a default or event of default under the Indenture. The Second Lien Collateral Agent will not be permitted to enforce the security interests even if any event of default under the Indenture has occurred and the notes have been accelerated, with limited exceptions.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Intercreditor Agreement, a copy of which will be filed as an exhibit to the Authority’s next applicable periodic report.

Amendment No. 1 to Third Amended and Restated Loan Agreement

On October 26, 2009, concurrently with the issuance of the notes, the Authority entered into an amendment (“Amendment No. 1”) to the terms of its Third Amended and Restated Loan Agreement, dated as of December 10, 2008, by and among the Authority, the Tribe, the lenders named therein and Bank of America, N.A., as Administrative Agent (the “bank credit facility”). Among other things, Amendment No. 1:

•

Modifies the terms of the Authority’s total leverage ratio covenant to increase the covenant by 25 basis points for the quarterly periods ending March 31, 2010, June 30, 2010, June 30, 2011, September 30, 2011 and December 31, 2011, and by 50 basis points for the quarterly periods ending September 30, 2010, December 31, 2010 and March 31, 2011.

•

Modifies the terms of the Authority’s senior leverage ratio covenant to increase the covenant by 25 basis points for the quarterly periods ending March 31, 2010 and continuing through December 31, 2011.

•

Provides the ability to obtain a release from liens securing the bank credit facility of a portion of the land on which Mohegan Sun at Pocono Downs is sited to permit its sale or lease to a third-party in connection with the development of a potential hotel project, consisting of a minimum of 200 rooms, subject to the satisfaction of customary conditions.

•

Modifies the terms of the Authority’s covenant relating to its incurrence of permitted indebtedness to allow the Authority or its subsidiaries to incur additional debt (which may consist of capital lease obligations) in an aggregate amount not to exceed $55 million, at any one time outstanding, in connection with the development of the potential hotel project at Mohegan Sun at Pocono Downs.

•

Modifies the terms of the Authority’s permitted capital expenditures covenant to affirmatively allow for the existing $125 million of permitted capital expenditures to be utilized for Mohegan Sun at Pocono Downs in addition to Mohegan Sun and related businesses, including the payment of licensing fees associated with those operations.

•	Permanently reduces the revolving commitments by $25 million.

•

Modifies the terms of the applicable pricing rates. The Authority’s modified rates are as follows: (i) the applicable rate for Base Rate loans is between 1.25% and 2.75%; (ii) the applicable rate for Eurodollar Rate loans is between 2.50% and 4.00%; and (iii) the applicable rate for commitment fees is between 0.20% and 0.50%.

The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1, a copy of which will be filed as an exhibit to the Authority’s next applicable periodic report.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report:

99.1 Press Release of the Mohegan Tribal Gaming Authority, dated October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: October 30, 2009	By:	/S/ MARILYNN R. MALERBA
Marilynn R. Malerba
Chairwoman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated October 26, 2009.